UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2016

MEDICAL PROPERTIES TRUST, INC.

MPT OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 969-3755

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Steward Health Care Hospital Portfolio

On September 26, 2016, affiliates of Medical Properties Trust, Inc. (the “Company”) entered into definitive agreements pursuant to which affiliates of the Company will invest in a portfolio of nine acute care hospitals in Massachusetts currently owned and operated by Steward Health Care System LLC (“Steward”) for a combined purchase price and investment of approximately $1.25 billion.

Pursuant to the terms of an asset purchase agreement with Steward and its affiliates, dated September 26, 2016, subsidiaries of the Company’s operating partnership will acquire from Steward and its affiliates all of their interests in the real estate of five acute care hospitals for an aggregate purchase price of approximately $600 million. At closing, these facilities will be leased back to Steward under a master lease agreement. In addition, pursuant to the terms of the agreement, subsidiaries of the Company’s operating partnership will make mortgage loans to Steward in an aggregate amount of approximately $600 million, secured by first mortgages in four Steward acute care hospitals. The real estate master lease and mortgage loans will have substantially similar 15-year terms with three 5-year extension options, plus annual inflation protected escalators. The Company expects that the initial GAAP yield under the master lease will be approximately 10.1%.

The table below sets forth pertinent details with respect to the hospitals in the Steward portfolio:

Hospital	Location	Form of Investment	Licensed Beds
Saint Anne’s Hospital	Fall River, MA	Lease	175
Holy Family Hospital – Methuen Campus	Methuen, MA	Lease	261
Holy Family Hospital – Haverhill Campus	Haverhill, MA	Mortgage	124
Carney Hospital	Dorchester, MA	Mortgage	159
Norwood Hospital	Norwood, MA	Mortgage	244
St. Elizabeth’s Medical Center	Brighton, MA	Lease	304
Good Samaritan Medical Center	Brockton, MA	Lease	294
Nashoba Valley Medical Center	Ayer, MA	Mortgage	73
Morton Hospital	Taunton, MA	Lease	134

Total Licensed Beds			1,768

In addition, in conjunction with the real estate and mortgage loans transactions described above, a subsidiary of the Company’s operating partnership will also invest approximately $50 million in newly issued preferred interests of Steward, representing a 4.9% economic interest in Steward. The Company will have no management authority or control of Steward except for certain protective rights consistent with a minority passive ownership interest, such as a limited right to approve certain extraordinary transactions.

Subject to customary closing conditions, the Company expects to consummate the transactions described above in the fourth quarter of 2016.

Offering of Common Stock

On September 26, 2016, the Company and Operating Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 50,000,000 shares of common stock, par value $0.001 per share, of the Company, at a public offering price of $14.50 per share. The Company also granted the Underwriters a 30-day option to purchase up to 7,500,000 additional shares at the public offering price, which the Underwriters exercised in full on September 27, 2016.

The offering of common stock is expected to close on September 30, 2016, resulting in net proceeds to the Company (including the exercise in full of the option to purchase additional shares) of approximately $799.5 million, after deducting discounts and commissions and estimated offering expenses.

The offering and sale of the shares of common stock was made pursuant to a preliminary prospectus supplement and final prospectus supplement related to the Company’s effective shelf registration statement on Form S-3 (File No. 333-208813), each of which has been filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company and the Operating Partnership. It also provides for customary indemnification by the Company for losses or damages arising out of or in connection with the sale of the common stock.

The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Company’s securities, including, without limitation, those securities proposed to be offered and sold pursuant to the preliminary prospectus and registration statement described above.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to an equity purchase agreement dated September 26, 2016, an affiliate of Cerberus Capital Management, the controlling member of Steward, has agreed to purchase approximately 10.3 million shares of the Company’s common stock in a separate private placement to be consummated concurrent with or soon after the closing of the Steward Transactions. The purchase price per share will be $14.50, equal to the price per share to the public in the underwritten offering described in Item 1.01 above, for an aggregate purchase price of approximately $150 million, payable to the Company in cash at closing.

The private placement will be conducted in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to register the shares of common stock to be sold in the private placement for resale on a shelf registration statement under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On September 26, 2016, the Company issued a press release announcing the transactions with Steward described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

On September 27, 2016, the Company issued a press release announcing the pricing of the common stock offering described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise. The information in this Item 7.01, including referenced materials posted to the Company’s website, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated September 26, 2016, among the Company and the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)

99.1	Press Release dated September 26, 2016

99.2	Press Release dated September 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

Date: September 27, 2016

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.

Date: September 27, 2016

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated September 26, 2016, among the Company and the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., as representatives of the several underwriters named therein

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 8.1)

99.1	Press Release dated September 26, 2016

99.2	Press Release dated September 27, 2016